Exhibit 23.4

                  CONSENT OF INDEPENDENT ACCOUNTANTS





         We consent to the incorporation by reference in the Consent/Solicitation Statement/Prospectus on Form S-4 of Dresser Industries, Inc. Baroid Corporation of our report dated March 3, 1992 on our audits of the financial statements and financial statement schedules of Baroid Corporation and Subsidiaries as of December 31, 1991 and 1990 and for the
    years ended December 31, 1991 and 1990.   We also consent to
    the reference to our firm under the caption "Experts."



                                  /s/COOPERS & LYBRAND
                                  Coopers & Lybrand

    Houston, Texas
    March 29, 1994
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